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                                                                    Exhibit 11.1

Exhibit 11.1 - Statement Re:  Computation of Per-Share Earnings

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
                                                             Three Months Ended March 31              Nine Months Ended March 31
                                                            ------------------------------        ---------------------------------
                                                               1995                 1996              1995                   1996
                                                            ----------          ----------        -----------           -----------

Primary

   Average common shares outstanding                         1,380,878           7,344,287          1,329,526             7,233,789

   Effect of assumed conversion of preferred stock           2,721,416                --            2,721,416                  --

   Options and warrants issued during
     twelve-month period prior to the initial public
     offering at an exercise price below the
     assumed public offering price in accordance
     with the staff accounting Bulletin No. 83                 242,034                --              242,034                  --

Net effect of dilutive options and warrants --
   based on the treasury stock method (or modified
   treasury stock method if applicable) using
   average market price                                        473,388             596,274            433,148
                                                            ----------          ----------        -----------           -----------
                                                             4,817,716           7,940,561          4,726,124             7,233,789
                                                            ==========          ==========        ===========           ===========

   Net income (loss)                                        $  317,238          $  394,592        $   704,352           $(6,472,234)
                                                            ==========          ==========        ===========           ===========

   Per Share amount                                         $     0.07          $     0.05        $      0.15           $     (0.89)
                                                            ==========          ==========        ===========           ===========



Fully Diluted

   Average common shares outstanding                         1,380,878           7,344,287          1,329,526             7,233,789

   Effect of assumed conversion of preferred stock           2,721,416                --            2,721,416                  --

   Options and warrants issued during
     twelve-month period prior to the initial public
     offering at an exercise price in accordance
     with staff accounting Bulletin No. 83                     242,034                --              242,034                  --

Net effect of dilutive options and warrants --
   based on the treasury stock method (or modified
   treasury stock method if applicable) using year-
   end market price                                            501,875             717,372            533,982
                                                            ----------          ----------        -----------           -----------

                                                             4,846,203           8,111,654          4,826,958             7,233,789
                                                            ==========          ==========        ===========           ===========

   Net Income (loss)                                        $  317,238          $  394,592        $   704,352           $(6,472,234)
                                                            ==========          ==========        ===========           ===========

   Per Share amount                                         $     0.07          $     0.05        $      0.15           $     (0.89)
                                                            ==========          ==========        ===========           ===========
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